Exhibit 99.2

CHAMPION SAFE COMBINED GROUP

MARCH 31, 2022

F-1

CHAMPION SAFE COMBINED GROUP

CONSOLIDATED BALANCE SHEETS

	31-Mar-22	31-Dec-21
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,677	$29,407
Accounts Receivable	1,636,180	2,239,869
Prepaid expense	6,238	17,820
Inventory	4,276,419	3,890,264
Total Current Assets	5,924,514	6,177,360

Property and Equipment, net	429,359	420,044

OTHER ASSETS:
Lease Deposit	12,665	12,665
Total Other Assets	12,665	12,665

TOTAL ASSETS	$6,366,538	$6,610,069

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	$1,660,588	$1,923,089
Loan – Officer - Related party	-	-
Loan – Working Capital	1,671,419	2,175,060

Total Current Liabilities	3,332,007	4,098,148

Long term debt	-	-
TOTAL LIABILITIES	3,332,007	4,098,148

OWNERS’ EQUITY:

Owners Capital	3,034,531	2,511,921

TOTAL OWNERS’ EQUITY	3,034,531	2,511,921

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,366,538	$6,610,069

See Notes to Financial Statements.

F-2

CHAMPION SAFE COMBINED COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended	For the three months ended
	31-Mar-22	31-Mar-21
Revenue	$4,579,163	$4,602,565
Cost of goods sold	3,149,285	3,576,903
Gross margin	1,429,878	1,025,662

Expenses:
Consulting – business development	488,640	435,320
Product development costs	2,681	7,358
Marketing and brand development costs	214,385	204,663
Administrative and other	159,391	127,449
Depreciation expense	16,431	4,146
Total operating expenses	881,528	778,936
Operating income (loss)	548,350	246,726

Other Income (Expense)
Interest Income	556	12
Interest Expense	(26,296)	(20,518)
Payroll Protection Loan Forgiven	-	624,802
Net income (loss) before income tax provision	522,610	851,022
Provision for income tax	-	-
Net income (loss)	$522,610	$851,022

Beginning Owner’s Equity	2,511,921	1,262,973
Owner’s Distributions	-	(7,546)
Ending Owner’s Equity	$3,034,531	$2,106,449

See Notes to Financial Statements.

F-3

CHAMPION SAFE COMBINED GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the three months ended	For the three months ended
	31-Mar-22	31-Mar-21
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$522,610	$851,022
Depreciation	16,431	4,146

Adjustments to reconcile net loss to cash (used in) operating activities:
Accounts Receivable	603,689	(898,771)
Prepaid Expenses	11,582	(1,060)
Inventory	(386,155)	325,006
Accounts Payable and Accrued Expense	(262,501)	380,058
Net Cash (Used in) Operating Activities	505,656	660,401

CASH FLOW FROM INVESTING ACTIVITIES:
Property and equipment purchased	(25,745)	(21,432)
Net Cash (Used in) Investing Activities	(25,745)	(21,432)

CASH FLOW FROM FINANCING ACTIVITIES:
Profit Distributions to Owners	-	(7,546)
Proceeds (repayments) of loans – Owners	-	(267,012)
Proceeds - Repayment of loans	(503,641)	(359,802)
Repayment of loans –	-	(8,077)
Net Cash Provided by Financing Activities	(503,641)	(642,437)

CHANGE IN CASH	(23,730)	(3,468)

CASH AT BEGINNING OF PERIOD	29,407	340,492

CASH AT END OF PERIOD	$5,677	$337,024

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$26,296	$20,518
Income taxes	$-	$-

See Notes to Financial Statements.

F-4

CHAMPION SAFE COMBINED GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

“Champion Safe Combined Group” includes Champion Safe Co., Inc., a Utah corporation (“Champion Safe”), Superior Safe, LLC, a Utah limited liability company (“Superior Safe”), Safe Guard Security Products, LLC, a Utah limited liability company (“Safe Guard”) Champion Safe De México, S.A. de C.V., a corporation duly organized and existing under the laws of Mexico (“Champion Safe De México”). and, together with Champion Safe, Superior Safe and Safe Guard, (the “Target Companies”). Champion Safe Combined Group “The Company” includes these related companies under common control.

Nature of operations

The Company develops and sells branded products in the safe storage product areas that are promoted and sold using a retail and wholesale distribution network. The Company’s products are under the Champion, Superior and Safe Guard Brands.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Related Companies, Champion, Superior and Safeguard. All significant intercompany accounts and transactions have been eliminated.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventory and Inventory Deposits

Inventory consists of safes and accessories manufactured to our design and held for resale and are carried at the lower of cost (First-in, First-out Method) or market value. The Company determines the estimate for the adjustment for slow moving or obsolete inventories by regularly evaluating individual inventory levels, projected sales and current economic conditions. The Company also makes deposit payments on inventory to be manufactured that are carried separately until the goods are received into inventory.

Fixed assets and depreciation

Property and equipment are stated at cost net of accumulated depreciation. Additions and improvements are capitalized while ordinary maintenance and repair expenditures are charged to expense as incurred. Depreciation is recorded by the straight-line method over the estimated useful life of the asset, which ranges from five to seven years.

F-5

Revenue recognition

In accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), revenues are recognized when control of the promised goods or services is transferred to our clients, in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps: 1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the company satisfies a performance obligation.

These steps are met when as order is received, a price agreed and the product shipped or delivered to that customer.

Advertising costs

Advertising costs are expensed as incurred; Advertising costs incurred were $2,596 and $1.907 for the three month periods ended March 31, 2022 and 2021, respectively.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2022 and December 31, 2021, respectively. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short-term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, the Financial Accounting Standards Board (the “FASB”) acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

F-6

Income taxes

The Company has elected to be taxed as a flow-through entity. All income and expense is reported to the Owners and any income tax liability is the responsibility of the Owners.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a Right-of-Use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory. The standard became effective for the Company beginning January 1, 2019. The Company adopted ASC 842 using the modified retrospective approach, by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under ASC 840. The Company elected the package of practical expedients permitted under the standard, which also allowed the Company to carry forward historical lease classifications. The Company also elected the practical expedient related to treating lease and non-lease components as a single lease component for all equipment leases as well as electing a policy exclusion permitting leases with an original lease term of less than one year to be excluded from the ROU assets and lease liabilities.

F-7

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company’s leases do not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’ lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

Operating leases are included in operating lease Right-of-Use assets and operating lease liabilities, current and non-current, on the Company’s consolidated balance sheets.

Recent pronouncements

The Company evaluated recent accounting pronouncements through March 31, 2022 and believes that none have a material effect on the Company’s financial statements.

Concentration Risk

In 2021, the Company purchased a substantial portion (over 20%) of inventory from one third-party vendor. As of March 31, 2022, the net amount due to the vendor (accounts payable and accrued expense) was $1,660,588. Similarly, as of December 31, 2020, the net amount due to the vendor (accounts payable and accrued expenses) was $1,923,089. The loss of the manufacturing vendor relationship could have a material effect on the Company, but the Company believes there are numerous other suppliers that could be substituted should these suppliers become unavailable or non-competitive.

F-8

NOTE 2- INVENTORY AND DEPOSITS

Inventory and deposits include the following:

	March 31, 2022	December 31, 2021

Inventory - Finished goods	$2,517,203	$2,306,970
Work in Progress	1,759,216	1,583,294
Total Inventory and deposits	$4,276,419	$3,890,264

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment include the following:

	March 31, 2022	December 31, 2021

Leasehold Improvements	$330,612	$330,612
Machinery and equipment	1,388,294	1,363,796
Office Furniture and Equipment	114,874	114,874
Vehicles	373,556	339,643
	2,207,336	2,148,925
Less: Accumulated depreciation	(1,777,977)	(1,728,880)
Net property and equipment	$429,359	$420,045

For the three-month periods ended March 31, 2022 and 2021 we recognized $16,431 and $4,146 in depreciation expense, respectively. We depreciate these assets over a period of five to seven years, which has been deemed their useful life.

NOTE 4 –RELATED PARTY NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

The Company received loans from its majority Owner. The balance owed at December 31, 2021 was $0. During the year ended December 31, 2021, the Company repaid $267,012 of these loans resulting in a balance at March 31, 2022 of $-.

F-9

NOTE 5 – NOTES PAYABLE –

As of March 31, 2022, and December 31, 2021, the outstanding balance due on the working capital notes was $1,671,419 and $2,175,060, respectively.

As of March 31, 2022, and December 31, 2021, the outstanding balance due on the long-term notes was $0 and $0, respectively.

NOTE 6 – INCOME TAXES

The companies have elected to be taxed as pass-through entities. All income and expenses are reported to owners and any income tax is paid by the Owners.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Rental Payments under Non-cancellable Operating Leases

The Company has lease for manufacturing, retail and office space. The following is a schedule, by year, of the future minimum rental payments under the leases:

Year ended December 31,

2022	$849,000
2023	852,000
2024	543,000
2025	78,000
2026	39,000
2027	4,000
Total	$2,365,000

Rent costs totaled approximately $212,000 and $205,000 for three month periods ended March 31, 2022 and 2021, respectively.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of March 31, 2022 through the date the financial statements were issued and determined that there were no material subsequent events.

F-10